Exhibit 20.6

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591	MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		18.00%
Delinquency Rate:	30 - 59 Days	1.36%
	60 - 89 Days	1.04%
	90 + Days	2.38%

Excess Spread Analysis

Series	COMT 1998-1
Portfolio Yield	23.09%
Weighted Average Coupon	6.79%
Servicing Fee Percentage	1.50%
Net Loss Rate	4.51%

Excess Spread Percentage
Nov-07	10.29%
Oct-07	10.02%
Sep-07	9.92%
3-Month Average Excess Spread	10.08%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2007

Capital One Master Trust (COMT)

Series		COMT 2001-1		COMT 2001-6
Size		$1,200	MM	$1,300	MM
Expected Maturity (Class A)		2/15/2008		8/15/2008

Gross Monthly Payment Rate		18.00%		18.00%
Delinquency Rate:	30 - 59 Days	1.36%		1.36%
	60 - 89 Days	1.04%		1.04%
	90 + Days	2.38%		2.38%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		23.10%	23.09%
Weighted Average Coupon		4.84%	4.87%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		4.51%	4.51%

Excess Spread Percentage
	Nov-07	11.74%	11.70%
	Oct-07	10.99%	10.98%
	Sep-07	10.02%	10.01%
3-Month Average Excess Spread		10.92%	10.90%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2007

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000	MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		18.00%
Delinquency Rate:	30 - 59 Days	1.36%
	60 - 89 Days	1.04%
	90 + Days	2.38%

Excess Spread Analysis

Series		COMT 2002-1
Portfolio Yield		23.09%
Weighted Average Coupon		4.87%
Servicing Fee Percentage		2.00%
Net Loss Rate		4.51%

Excess Spread Percentage
	Nov-07	11.71%
	Oct-07	10.96%
	Sep-07	9.99%
3-Month Average Excess Spread		10.89%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.